SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2003

ULTRASTRIP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-25663	65-0841549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3515 S.E. Lionel Terrace, Stuart, Florida 34997

(Address of principal executive offices) (Zip code)

(772) 287-4846

Registrant's telephone number, including area code:

Item 5.  Other Events and Regulation F-D Disclosure.

On September 26, 2003, UltraStrip Systems, Inc. announced that Jackwell Engineering Pte Ltd, a Singapore surface preparation service contractor firm, to date, has been unable to obtain financing for the UltraStrip M3500 Robotic Systems the company is seeking to purchase. UltraStrip notified Jackwell that it has given the contractor 30 days to complete financing or UltraStrip will terminate the exclusive licensing arrangement between the companies.

Jackwell placed an initial order for two robotic systems for delivery in September 2003 under the terms of a five-year exclusive licensing agreement. However, Jackwell failed to make a promised down payment of $950,000 in cash in July 2003. A copy of the press release making such announcement is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press Release dated September 26, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRASTRIP SYSTEMS, INC.

By:

/s/ STEPHEN R. JOHNSON

Name: Stephen R. Johnson

Title:

Interim Chief Executive Officer

Dated: October 1, 2003

EXHIBIT INDEX

99.l

Press Release dated September 26, 2003